SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

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[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

MEDTOX SCIENTIFIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDTOX SCIENTIFIC, INC.
402 West County Road D
St. Paul, Minnesota 55112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 28, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders (“Annual Meeting”) of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the “Company”), will be held at the Courtyard Marriott, located at 225 Third Avenue South, Minneapolis, Minnesota on Thursday, April 28, 2005, at 3:30 p.m. (CDT) for the following purposes:

1.	To elect one director to serve on the Board of Directors of the Company (the “Board of Directors”) for a three-year term or until a successor is elected and qualified; and

2.

To consider and act upon a proposal to approve an amendment to FOURTH Article of the Company’s Certificate of Incorporation to increase its number of authorized shares of Common Stock from 14,400,000 to 28,000,000; and

3.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

        In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on March 11, 2005 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

        Your attention is directed to the accompanying Proxy Statement.

        Stockholders are requested to date, sign and mail the enclosed Proxy as promptly as possible, whether or not they expect to attend the meeting in person.

By Order of the Board of Directors,

/s/ Richard J. Braun
Chairman of the Board, President and Chief
Executive Officer

St. Paul, Minnesota March 28, 2005

MEDTOX SCIENTIFIC INC.
402 West County Road D
St. Paul, Minnesota 55112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 28, 2005

PROXIES

        The enclosed proxy (the “Proxy”) is solicited by and on behalf of the Board of Directors of MEDTOX SCIENTIFIC, INC., a Delaware corporation (the “Company”), for use at the Company’s 2005 annual meeting of stockholders (the “Annual Meeting”) and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 402 West County Road D, St. Paul, Minnesota 55112, or (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Annual Meeting, or (3) by attendance at the Annual Meeting and voting in person. This solicitation is being made by use of the mail and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the election of the director named and FOR Proposal 2.

        The costs of solicitation of proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $15,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

        The Company anticipates mailing proxy materials and the annual report for its fiscal year ended December 31, 2004 (the “Annual Report”) to stockholders of record as of March 11, 2005 (the “Stockholders”) on or about March 31, 2005.

OUTSTANDING VOTING STOCK

        Only holders of record of the Company’s Common Stock, par value $0.15 per share (the “Common Stock”), at the close of business on March 11, 2005 are entitled to vote on matters to be presented at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on March 11, 2005 was 7,543,781.

VOTE AND QUORUM REQUIREMENTS

        The presence in person or by Proxy of Stockholders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Annual Meeting. If, initially, a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        A plurality of the votes cast is required to elect the Director. The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for approval of Proposal No. 2. In the election of a Director, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and “broker non-votes” (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. “Broker non-votes” are shares held by a broker or nominee, for which an executed proxy is received by the Company, but is not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

        An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information available to the Company as of February 23, 2005 regarding the beneficial ownership of the common stock by (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding common stock, (ii) each of the Directors, (iii) the Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for the year ended December 31, 2004 (the “Named Executive Officers”) and (iv) all executive officers and Directors of the Company as a group:

Name	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding
Richard J. Braun	522,951	(1)	6.61%
Chairman of the Board of Directors,
Chief Executive Officer, and President
Samuel C. Powell, Ph.D., Director	287,310	(2)	3.79%
Brian P. Johnson, Director	64,447	(3)	*
Robert J. Marzec, Director	13,642	(4)	*
Robert A. Rudell, Director (12)	27,412	(5)	*
Kevin J. Wiersma	158,367	(6)	2.07%
Chief Financial Officer, Vice President, and Chief
Operating Officer of MEDTOX Laboratories, Inc.
James A. Schoonover	170,677	(7)	2.23%
Vice President and Chief Marketing Officer
B. Mitchell Owens	159,517	(8)	2.08%
Vice President and Chief Operating Officer
of MEDTOX Diagnostics, Inc.
Susan Puskas	85,658	(9)	1.13%
Vice President, Quality, Regulatory Affairs, and
Human Resources

All Directors and Executive Officers
as a Group (9 in number)	1,489,981	(10)	17.77%

Heartland Advisors** (12)	880,650		11.67%
Perkins Capital Management**	578,849	(11)	7.33%

*	Less than one percent (1%)
**	As of December 31, 2004

(1)

Includes 364,674 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 107,783 shares of restricted stock that will vest as follows: 5,499 shares at 3/1/05; 22,692 shares at 1/2/06; 6,050 shares at 1/13/06; 20,271 shares at 12/31/06; and 53,271 shares at 1/13/08

(2)

Includes 28,419 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 3,122 shares of restricted stock that will vest as follows: 1,500 shares at 6/2/06; and 1,622 shares at 6/1/07.

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(3)

Includes 27,042 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares at 6/2/06; and 2,162 shares at 6/1/07.

(4)

Includes 6,480 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares at 6/2/06 and 2,162 shares at 6/1/07.

(5)

Includes 8,250 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 4,162 shares of restricted stock that will vest as follows: 2,000 shares at 6/2/06 and 2,162 shares at 6/1/07.

(6)

Includes 117,480 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 20,806 shares of restricted stock that will vest as follows: 11,347 shares at 1/2/06; and 9,459 shares at 12/31/06.

(7)

Includes 117,477 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 20,806 shares of restricted stock that will vest as follows: 11,347 shares at 1/2/06; and 9,459 shares at 12/31/06.

(8)

Includes 118,398 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 20,806 shares of restricted stock that will vest as follows: 11,347 shares at 1/2/06; and 9,459 shares at 12/31/06.

(9)

Includes 54,138 shares of common stock issuable under stock options that are or that will become exercisable within the next 60 days. Also includes 20,806 shares of restricted stock that will vest as follows: 11,347 shares at 1/2/06; and 9,459 shares at 12/31/06.

(10)	Includes 842,358 shares of common stock issuable under stock options that are or will become exercisable within the next 60 days and 206,615 shares of restricted stock.

(11)	Includes 356,138 shares of common stock issuable under common stock purchase warrants that are or will become exercisable within 60 days from December 31, 2004.

(12)	Robert A. Rudell serves on the Board of Directors of Heartland Funds which is managed by Heartland Advisors.

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PROPOSAL 1
ELECTION OF DIRECTOR

        The Bylaws of the Company provide that the Board of Directors is divided into three classes and shall consist of not less than three, nor more than twelve individuals, with the exact number to be fixed from time to time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of Directors at five individuals and has nominated the individual set forth below, which is recommended by the majority of the independent directors serving on the Governance Committee, to serve as a Director of the Company for a three-year term or until a respective successor has been elected and qualified. The nominee is a member of the current Board.

        Unless otherwise instructed, the enclosed Proxy will be voted FOR the election of the nominee listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by the Board of Directors in the unanticipated event that any nominee is unable or declines to serve.

        A Director will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by Proxy.

Information About Nominee and Other Directors

Name of Nominee	Age	Director Since	Position with the Company

Nominee for three-year term expiring in 2008:
Richard J. Braun	60	1996	Chairman of the Board of
			Directors, Chief Executive
			Officer, and President

Directors not standing for election this year whose terms expire in 2006:
Samuel C. Powell	52	1986	Director
Robert A. Rudell	56	2002	Director

Directors not standing for election this year whose terms expire in 2007:
Brian P. Johnson	55	2000	Director
Robert J. Marzec	60	2002	Director

The Board of Directors recommends that Stockholders vote FOR Proposal 1. 5

ADDITIONAL DIRECTOR INFORMATION

Background of Directors

        Richard J. Braun, MBA, JD, was named Chairman of the Board of Directors and President on October 26, 2000. Mr. Braun was named a Director and elected as Chief Executive Officer in July 1996. From 1994 until joining the Company, Mr. Braun acted as a private investor and provided management consulting services to the health care and technology industries. From 1992 until 1994, he served as Chief Operating Officer and as a Director of EBP, Inc., a NYSE company engaged in managed care. From 1989 through 1991, Mr. Braun served as Executive Vice President, Chief Operating Officer and Director of Reich and Tang L.P., a NYSE investment advisory and broker dealer firm.

        Samuel C. Powell, Ph.D., served as Chairman of the Board of Directors from November 1987 to June 1994 and has served as a Director of the Company since September 1986. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January 1984 until its acquisition by the Company in June 1986. Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, offering financial and management services to a group of business and real estate ventures. Dr. Powell has a seat on the Board Carolina Biological Supply Co., Inc., an unrelated private family venture. Dr. Powell served on the North Carolina Board of Science and Technology from 1989 to 1995, and also served as a Board Member and Chairman of the North Carolina State Alcoholism Research Authority.

        Brian P. Johnson, MBA, was named director in June 2000. Mr. Johnson is the Chief Operating Officer and Investment Manager for Minnesota Investment Network Corporation. Mr. Johnson holds a bachelor’s degree from the University of South Dakota and a Master of Business Administration degree from the University of St. Thomas. He has served on more that 20 company and civic boards during his career.

        Robert J. Marzec, MBA, CPA, was named director in September 2002. Mr. Marzec retired in July 2002, as a partner in PricewaterhouseCoopers. He was admitted to the firm’s partnership in 1979 and was the managing partner of the firm’s Minneapolis office from 1991 to 1998. He is an adjunct professor at the University of St. Thomas, Graduate School of Business. Mr. Marzec holds a bachelor’s degree from Northwestern University and a master’s degree in Business Administration from DePaul University. Mr. Marzec serves on the Boards of Apogee Enterprises, Inc. and Health Fitness Corporation. He also serves on a number of civic boards and committees.

        Robert A. Rudell, MBA, was named director in April 2002. In 1996, Mr. Rudell, now retired, joined Zurich Scudder Retirement Services as president, and in 1998 to 2002 held the positions of Chief Operating Officer and Chairman of the management committee of Zurich Scudder Investments, a New York City-based asset management firm that is part of Deutsche Asset Management. From 1990 to 1996, he served as president of American Express Institutional Services. Prior to 1990, Mr. Rudell served in a variety of research, marketing and senior management positions with American Express Financial Advisors (IDS). Mr. Rudell received his master’s degree in Business Administration from the University of Minnesota. Mr. Rudell also serves on the Boards of the Optimum Mutual Funds, Heartland Funds and Bloodhound Investment Research, Inc.

CORPORATE GOVERNANCE

Independence

        The Board of Directors has determined that a majority of its members are independent as determined in accordance with the applicable listing standards of AMEX and the Securities Exchange Act of 1933. The independent directors are Robert J. Marzec, Robert A. Rudell and Brian P. Johnson. Mr. Braun is precluded from being considered independent since he currently serves as the Chief Executive Officer of the Company.

Governance Structure

        The Company's designated lead director is Brian P. Johnson. Mr. Johnson was elected by and from the independent board members. The lead director's duties include:

o	Presiding at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors.
o	Serving as liaison between the chairman and the independent directors.
o	Approving information sent to the Board.
o	Approving meeting agendas for the Board.
o	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.
o	Having the authority to call meetings of the independent directors.
o	Ensuring that he is available for consultation and direct communication, if requested by major shareholders.

        All committee members of the Audit, Compensation and Governance Committees are independent. All members of the Executive Committee are independent, except for Mr. Braun. The Board’s governance principles, which include guidelines for determining director independence and the Committee’s responsibilities and duties, are attached to this Proxy Statement as Appendix D.

Code of Ethics

        The Company has adopted the MEDTOX Scientific, Inc. Code of Ethics for senior financial and executive officers (“Code of Ethics”). The Code of Ethics is available at no charge to anyone who sends a request for a paper copy to MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, Minnesota, 55112. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Ethics to its directors or executive officers, the Company will disclose the nature of such amendments or waiver on its website or in a report on Form 8-K.

Shareholder Communication with Board

        Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the lead director. Shareholder communications to the Board should be sent to: MEDTOX Scientific, Inc., Attention: Secretary, 402 West County Road D, St. Paul, Minnesota, 55112.

Director Attendance at Annual Meetings

        Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. All directors attended the 2004 Annual Meeting of Shareholders held on May 19, 2004.

Committees and Board Meetings

        The directors and committee members communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. The Board of Directors held five meetings (including regularly scheduled, telephonic and special meetings) during the year ended December 31, 2004. Each director attended 100% of the meetings of the Board of Directors and any committee on which he served.

         Audit Committee: The Audit Committee of the Board held four meetings in 2004. The members of the Audit Committee are Robert J. Marzec (Chairman), Robert A. Rudell and Brian P. Johnson, each of whom is independent as determined in accordance with the applicable AMEX listing standards. The Board has determined that Mr. Marzec is an “audit financial expert” as defined by 401 (h)(2) of Regulation S-K under the Securities Act of 1933. The designation of Mr. Marzec as the Audit Committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

        The Audit Committee serves to: (a) oversee the accounting and financial reporting processes of the Company, internal controls of the Company, and audits of the financial statements of the Company; (b) assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the Company’s independent registered public accounting firm, and (v) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the proxy statement as required by the Securities and Exchange Commission. The Audit Committee’s Report is attached to the Proxy Statement as Appendix A. The Audit Committee acts under a written charter adopted and approved by the Board of Directors. A copy of the most recently amended charter is attached to the Proxy Statement as Appendix B.

         Compensation Committee: The Compensation Committee of the Board held two meetings in 2004. The members of the Compensation Committee are Robert A. Rudell (Chairman), Robert J. Marzec and Brian P. Johnson, each of whom is independent as determined in accordance with the applicable AMEX listing standards. The Compensation Committee is charged with determining the compensation to be paid to officers of the Company, including stock options, and determines other compensation issues as requested by the Board of Directors. See “Report of the Compensation Committee on Executive Compensation” on page 16. A copy of the Compensation Committee charter is attached to the Proxy Statement as Appendix C.

         Governance and Nominating Committee: The Corporate Governance and Nominating Committee of the Board held two meetings in 2004. The members of the Governance and Nominating Committee are Brian P. Johnson (Chairman), Robert J. Marzec and Robert A. Rudell, each of whom is independent as determined in accordance with the applicable AMEX listing standards. The Governance and Nominating Committee recommends the selection of candidates for and the tenure of the members of the Company’s Board and for recommending to the Board and carrying out policies and processes designed to provide for the effective and efficient governance of the Company. A copy of the Governance and Nominating Committee charter is attached to the Proxy Statement as Appendix D.

         Executive Committee: The Executive Committee of the Board did not hold any meetings in 2004. The Executive Committee is comprised of Richard J. Braun (Chairman), Brian P. Johnson, Robert J. Marzec and Robert A. Rudell. This committee exercises all the powers and authority of the Board in interim periods between meetings of the Board and reports all of its actions to the Board.

        Meetings of non-employee directors: The non-employee directors met one time in 2004 without any management directors or employees present.

Nominating Policy

        The Company has not yet adopted a nominating policy regarding director nominee proposals by shareholders and does not believe such a policy is needed because shareholders are free at any time to recommend a nominee to be considered by the Board by submitting a written proposal to the Chairman of the Board of Directors, at MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, Minnesota, 55112. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

        The independent directors will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:

o	appropriate size and diversity of the Board;
o	needs of the Board with respect to particular talent and experience;
o	knowledge, skills and experience of nominee;
o	familiarity with domestic and international business affairs;
o	legal and regulatory requirements;
o	appreciation of the relationship of our business to the changing needs of society; and
o	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Compensation of Directors

        Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees.

        Each non-employee Board member shall receive annual compensation in such amount as is determined, by a majority of the Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

o	The annual base compensation to be paid to non-employee Board members shall be $16,000.
o	$4,000 shall be added to the annual base compensation for service as a Committee Chair.
o

Non-employee Board members shall also receive a contribution amount to the Long-Term Incentive Plan of $16,000. Annual contribution amounts are subject to a three-year restriction period with a risk of forfeiture if a director terminates service prior to becoming vested.

o

Non-employee Board members who serve as a Committee Chair shall receive an additional contribution to the Long-Term Incentive Plan of $4,000. Annual contribution amounts are subject to a three-year restriction period with a risk of forfeiture if a director terminates service prior to becoming vested.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).

        To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

EXECUTIVE COMPENSATION

The following table discloses the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for the year ended December 31, 2004 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long Term Compensation Awards Payouts
Name and Principal Position	Year	Salary (5)(6)		Bonus	Other Annual Compen- sation	Restricted Stock Awards ($)(1)(2)	Options/ SAR's (#)	LTIP Payouts (3)	All Other Compen- sation
Richard J. Braun	2004	$310,962	(8)	$372,000	--	--	--	--	$15,060 (4)
Chairman of the Board of	2003	$292,500	(7)	$178,800	--	$75,003	81,636	--	$15,060 (4)
Directors, President,	2002	$265,000		$15,000	--	$498,391	16,500	--	$15,060 (4)
Chief Executive Officer

Kevin J. Wiersma	2004	$181,394		$105,000	--	--	--	--	--
Chief Financial Officer,	2003	$170,625		$40,180	--	$86,585	45,000	--	--
Vice President and Chief	2002	$150,000		$8,000	--	$28,250	9,900	--	--
Operating Officer of
MEDTOX Laboratories, Inc.

James A. Schoonover	2004	$181,394		$105,000	--	--	--	--	--
Vice President and Chief	2003	$170,625		$40,180	--	$86,585	45,000	--	--
Marketing Officer	2002	$150,000		$8,000	--	$28,250	9,900	--	--

B. Mitchell Owens	2004	$181,496		$95,000	--	--	--	--	--
Vice President and Chief	2003	$170,625		$15,000	--	$86,585	45,000	--	--
Operating Officer of	2002	$150,000		$8,000	--	$28,250	9,900	--	--
MEDTOX Diagnostics, Inc.

Susan E. Puskas	2004	$181,394		$95,000	--	--	--	--	--
Vice President and	2003	$156,240		$21,700	--	$86,585	45,000	--	--
Director of Quality,	2002	$123,577		$8,000	--	$16,950	9,900	--	--
Regulatory Affairs, and
Human Resources

(1)

The 2003 and 2002 restricted stock awards were made pursuant to the Restated Equity Compensation Plan adopted by the Board of Directors effective May 10, 2000. The value of each award shown is based upon the closing market price of the Company’s common stock on the date of grant ($3.70 per share on September 11, 2003, $4.70 per share on January 13, 2003, $4.55 per share on January 2, 2003, $5.76 per share on March 1, 2002 and $6.85 per share on January 1, 2002). Awards granted under the Restated Equity Compensation Plan vest after a three to five year period. For the year ending December 31, 2003, a total of 103,495 shares of restricted stock were granted to the executives named in the table in the respective numbers indicated: Richard J. Braun, 20,271 shares; Kevin J. Wiersma, 20,806 shares; James A. Schoonover, 20,806 shares; B. Mitchell Owens, 20,806 shares; and Susan E. Puskas, 20,806 shares. In 2002, a total of 114,737 shares of restricted stock were granted to the executives named in the table in the respective numbers indicated: Richard J. Braun, 99,887 shares; Kevin J. Wiersma, 4,125 shares; James A. Schoonover, 4,125 shares; B. Mitchell Owens, 4,125 shares; and Susan E. Puskas, 2,475 shares.

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(2)

As of December 31, 2004, the number and fair market value, based on the closing market price of the Company’s common stock of $9.00 on December 31, 2004, of the aggregate restricted stock holdings granted to the Executive Officers listed in the table above were: Richard J. Braun, 120,158 shares and $1,081,422; Kevin J. Wiersma, 24,931 shares and $224,379; James A. Schoonover, 24,931 shares and $224,379; B. Mitchell Owens, 24,931 shares and $224,379; Susan E. Puskas, 23,281 shares and $209,529.

(3)	Not applicable. No compensation of this type was paid.

(4)	Includes premiums of $15,060 paid for by the Company for a life and disability insurance policy on Mr. Braun in 2004, 2003 and 2002.

(5)

In June 2003, base salaries for the senior management team were reduced by 5%. On January 1, 2004, the Company reinstated the base salary amounts in effect prior to the 5% salary reduction for the senior management team. The senior management team did not receive a pay increase for 2004.

(6)	Annual base salaries include an extra pay period for all employees of the Company in 2004.

(7)	Mr. Braun’s annual base salary for 2003 was less than the amount specified in his employment contract due to the 5% pay reduction effective in June 2003. See (5).

(8)

Mr. Braun’s annual base salary for 2004 was more than the amount specified in his employment contract due to an extra pay period in 2004, resulting in additional compensation of $11,517 in 2004. See (6).

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Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans	1,094,569	(1)	$4.11	-- (2)
approved by security
holders

Equity compensation plans
not approved by security	213,336	(3)	$4.63	--
holders

Total	1,307,905		$4.20	--

(1)

Includes 1,081,327 and 13,242 securities to be issued upon the exercise of options granted under the Company’s Restated Equity Compensation Plan and the Amended and Restated Stock Option Plan for Non Employee Directors, respectively.

The Company’s stock option plans have provided incentives to eligible employees, officers, and directors in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted and unrestricted stock awards, performance shares, and other stock-based awards. The Compensation Committee of the Board of Directors determined the exercise price (not to be less than the fair market value of the underlying stock) of stock options at the date of grant. Options generally become exercisable in installments over a period of one to five years and expire ten years from the date of grant. Restricted stock awards are awarded with a fixed restriction period. The plans include an anti-dilution formula that automatically adjusts the number of shares to be issued for the effects of any stock dividends or stock splits.

(2)

At December 31, 2004, the Company’s Restated Equity Compensation Plan and the Amended and Restated Stock Option Plan for Non Employee Directors had expired. There are no options available for future grant under either plan.

(3)

Consists of isolated grants of non-qualified options from time to time, to employees or officers outside of the Company’s equity compensation plans. Certain of these grants were made prior to such date requiring shareholder approval of equity compensation plans. One of these grants was made as an inducement for employment and not subject to the shareholder approval requirement.

13

Stock Options Granted During Fiscal Year

        The Company’s Restated Equity Compensation Plan expired during 2003, and therefore no stock options were granted to the executive officers of the Company listed in the Summary Compensation Table during 2004.

Stock Options Exercised During Fiscal Year and Year-End Values of Unexercised Options

        The following table sets forth information about the stock options held by the Named Executive Officers of the Company at December 31, 2004.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the Money Options at FY-End Exercisable/Unexercisable (1)
Richard J. Braun	--	--	356,584/41,762	$ 1,964,958/$214,212
Kevin J. Wiersma	--	--	113,033/23,452	$534,134/$120,727
James A. Schoonover	--	--	113,033/23,452	$534,134/$120,727
B. Mitchell Owens	--	--	113,951/23,452	$534,134/$120,727
Susan E. Puskas	--	--	49,694/23,449	$215,554/$120,721

(1)        The closing price of the Common Stock of the Company at December 31, 2004 was $9.00 per share.

Long-Term Incentive Plans and Pension Plans

        The Company has relied on its stock option and restricted stock plans to provide long-term incentives for executive officers. The Company has two stock option plans: the Restated Equity Compensation Plan which was originally adopted by the shareholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan and was restated and adopted by the Board of Directors on May 10, 2000 which expired on September 15, 2003; and a 1991 Non-Employee Director’s Plan for members of the Board of Directors who are not employees of the Company which was restated on January 1, 1994 and expired on December 31, 2003. There are no options available for grant under any of these plans, and there are currently no other equity compensation plans in effect. The Company has no defined benefit pension plan, but has a contributory 401(k) plan that currently has no Company match.

        In addition, the Company has in the past granted separately to various existing and former executive employees, including Mr. Braun, non-qualified options to purchase shares of the Company’s Common Stock.

        On December 21, 2004, the Compensation Committee of the Board of Directors of the Company adopted the MEDTOX Scientific, Inc. Long-Term Incentive Plan (LTIP). The LTIP will provide performance based compensation to selected executives. The Compensation Committee will administer the LTIP and participation in the plan is limited solely to officers and directors of the Company who are designated by the Committee. Under the LTIP, an officer becomes eligible for an annual long-term incentive contribution amount based upon established performance objectives determined by the Committee. A director is eligible for an annual long-term incentive contribution amount equal to 50% of the annual compensation that such director would otherwise be entitled to for the plan year, however, such long-term incentive contribution amount shall be in lieu of (and not in addition to) 50% of such annual compensation. Annual contribution amounts are subject to a three-year restriction period with a risk of forfeiture if a participant terminates service prior to becoming vested. The LTIP will provide for the payment of benefits in either a lump sum, or in annual installment payments of at least two years, but not more than ten years, in accordance with the election made by the participant. Participants may elect to allocate LTIP awards in investment options authorized by the Committee. No awards were granted under the LTIP during 2004.

        On December 21, 2004, the Compensation Committee of the Board of Directors of the Company adopted the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan (SERP). The SERP will provide supplemental retirement benefits and will allow deferral of a portion of base salary and performance based short-term bonuses for selected executives. The Compensation Committee will administer the SERP and participation in the plan is limited solely to officers of the Company who are designated by the Committee. The annual supplemental retirement contribution amount to which an officer will be entitled for a plan year is a discretionary amount determined by the Committee. The annual 401(k) restoration amount to which a participant will be entitled for a plan year is an amount equal to: the maximum contribution permitted to a 401(k) plan year, the maximum catch-up contribution permitted to a 401(k) plan, and 10% of the participant’s compensation in excess of the limit on compensation under the Internal Revenue Code. A participant is vested in 1/12 of the annual supplemental retirement contribution amount and annual 401(k) restoration amount for a plan year for each full month of employment with the Company. The SERP also allows deferral of from 0% to 50% of a participant’s base salary and from 0% to 100% of a participant’s short-term bonus for a given plan year. A participant is 100% vested at all times in the deferred compensation amount and deferred short-term bonus amount. The SERP will provide for the payment of benefits in either a lump sum, or in annual installment payments of at least two years, but not more than ten years, in accordance with the election made by the participant. No awards were granted under the SERP during 2004.

Employment Contracts

        Richard J. Braun, Chairman of the Board of Directors, President, and Chief Executive Officer, has an employment agreement with the Company dated January 1, 2003. The initial term of the agreement was through December 31, 2003, and thereafter is renewed automatically for one-year terms unless otherwise terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary of $300,000 which will be reviewed annually, performance based bonus, fringe benefits and grants of restricted stock. The agreement also provides for a Severance Award equal to base salary, health insurance and targeted bonus plan payments for twelve (12) months. The Severance Award is payable following termination by the Company other than for cause. Termination related to a Change in Control provides for a Severance Award payable for (24) months.

        The employment agreement contains a covenant not to compete whereby for a period of twelve (12) months after the termination of employment with the Company, the employee agrees that they will not, directly or indirectly, either (a) have any interest in (b) enter the employment of, (c) act as agent, broker, or distributor for or advisor or consultant to, or (d) provide information useful in conducting the business of the Company to solicit customers or employees on behalf of the Company to any person, firm, corporation or business entity which is engaged, or which employee reasonably knows is undertaking to become engaged, in the United States in the business of the Company.

        The Company has entered into severance agreements with Kevin J. Wiersma, James A. Schoonover and B. Mitchell Owens, at various times in 2000, as each individual was appointed to the position of Vice President. The initial term of the severance agreement was one year and each shall automatically be extended for one additional year unless, not later than July 1 of the preceding year, either the Company or the individual provides written notice to the other party or unless the agreement is otherwise terminated due to death, permanent disability, or for “cause.” If during the term of the severance agreement, the Company terminates the employment of the individual other than for “cause,” the individual shall be entitled to a severance award. The severance award consists of payment of an amount equal to the individual’s then current base salary plus certain health benefits over the course of the twelve-month period following the date of the individual’s termination.

        The severance agreements for Mr. Wiersma, Mr. Schoonover and Mr. Owens contain a covenant not to compete whereby the individual agrees that during the twelve (12) month period following the Date of Termination during which the individual receives severance payments, the individual will not directly or indirectly own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business providing or delivering products or services which compete with the business, products or services of the Company or its affiliates, in the geographic markets in which the Company operates.

        In 2004, the Company awarded cash bonuses to each of the executive officers of the Company as listed in the Summary Compensation Table.

Compensation Committee and Decision Making

        In 2004, a comprehensive review of total executive compensation was undertaken with assistance of an independent consultant engaged by the Compensation Committee. The Company’s equity compensation plan expired in 2003. In 2004, the Committee adopted a Long-Term Incentive Plan (LTIP) that provides for performance-based awards to selected executives.

Report of the Compensation Committee on Executive Compensation

In General

Philosophy

        The Committee oversees an overall compensation program that is designed to support the Company’s business strategy and align the interests of the senior executive group with the Company’s shareholders. The Committee has developed an executive compensation program to achieve the following objectives:

o	To attract and retain high-performing executive talent.
o	To achieve key operational and financial goals.
o	To link the majority of total compensation potential to performance based on key financial, strategic and operational objectives.

16

        The Committee will strive to provide total compensation (salary+bonus+long term incentive) levels which are internally equitable and which are competitive with the levels reported for similar positions in local and national marketplaces. Competitive total compensation for target levels of performance will be in the 50th to 75th percentile of local and national compensation levels. The Committee will promote and effectuate the concept for rewarding key executives for productive performance as measured against predetermined objectives.

        The Committee evaluates and approves each component of compensation (salary, bonus and long-term incentive) and reviews and approves the individual total compensation for key senior executives. Both the Company’s bonus and long-term incentive plans emphasize a pay for performance philosophy and are designed to reflect both individual and Company performance. The Committee reviews and approves performance objectives in the bonus plan and also assesses performance of key senior executives in determining payments earned through the plan.

        Currently, executive pay consists of three elements that are designed to meet those objectives:

o

Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately the 50th percentile of industry averages are essential to retaining good performers.

o

Annual bonuses may be paid based upon (a) the Company’s financial performance, measured against established corporate targets for net sales, earnings and cash flow and (b) the Compensation Committee’s subjective determination of the executive officer’s individual performance, measured against individual management goals established for each executive.

o	Annual performance-based long-term incentive contribution awards.

Following is additional information regarding each of the above elements.

Base Salary

        Mr. Braun, Chief Executive Officer, was not granted a base salary increase for 2005. Mr. Wiersma, Mr. Schoonover, Mr. Owens and Ms. Puskas received modest base salary increases for 2005. Historically, base salary increases for executive officers have been modest and consistent with industry norms, job performance and increases in responsibility. Our stated objective is to have base salaries at or near the midpoint of similar industry specific or market based positions.

Bonus

        Bonuses were paid in 2004 to members of the executive management team and certain other key employees consistent with performance on operational and financial goals.

Stock Options and Restricted Stock

        Since the Company’s equity compensation plan expired in 2003, the executive officers of the Company listed in the Summary Compensation Table did not receive any incentive stock options or restricted stock awards in 2004.

Long-Term Incentive Plan (LTIP)

        Executives are eligible for an annual long-term incentive contribution award based upon established performance objectives determined by the Committee. Annual contribution amounts are subject to a three-year restriction period with a risk of forfeiture if an officer terminates service prior to becoming vested. No awards were granted to the executive officers of the Company listed in the Summary Compensation Table in 2004. The LTIP plan is described in more detail on pages 14 and 15.

Summary

        Currently, the Company’s executive compensation program rewards the following elements of performance.

o	Individual performance is rewarded through appropriate base salary and continued employment with the Company.
o	Stock price performance is rewarded through increases in the value of previously issued stock awards.
o

Financial performance of the Company is rewarded through long-term incentive contribution awards and payments of bonuses upon the attainment of financial and management goals set annually by the independent directors.

        Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to all full time employees of the Company.

        The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives’ interests with those of stockholders. While the Committee is satisfied with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years. The Committee directly engaged an independent consultant to assist them in formulating the Company’s executive compensation program.

Chief Executive Officer Pay

        Amounts earned during 2004 by the Chief Executive Officer, Richard J. Braun, are shown in the Summary Compensation Table. Achievements by the Company which were deemed material to the Chief Executive Officer’s compensation include revenue growth, achievement of significant operating leveraging through implementation of LEAN and substantial growth in operating income and operating cash flows. For the year ended December 31, 2004, the Compensation Committee used, in its deliberations on executive compensation, these factors and other accomplishments.

Submitted by the Compensation Committee of the Company's Board of Directors

Robert A. Rudell
Robert J. Marzec
Brian P. Johnson

Performance Graph

        The graph shown below is a line presentation comparing the Company’s cumulative five-year shareholder returns on an indexed basis with the S&P 500 Index and the S&P Health Care Index for the five-year period commencing on December 31, 1999 and ending on December 31, 2004. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1999.

Comparative Five-Year Total Returns*
 MEDTOX Scientific Inc., S&P 500, S&P Health Care
(Performance results through 12/31/2004)

$200.00
$150.00
$100.00
$50.00
$0.00
1999
2000
2001
2002
2003
2004

		1999	2000	2001	2002	2003	2004
TOX	□	$100.00	$71.13	$140.06	$90.12	$81.12	$184.06
S&P 500	△	$100.00	$90.90	$80.09	$62.39	$80.28	$89.02
S&P HCare	✱	$100.00	$137.05	$120.68	$97.96	$112.71	$114.60

Assumes $100 invested at the close of trading on the last day preceding the first day of the fifth preceding fiscal year in MEDTOX common stock, S&P 500 Index, and S&P Health Care Index.

*Cumulative total return assumes reinvestment of dividends.                                                Source: Russell/Mellon Analytical Services

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Private Placement of Subordinated Debt

        In October and November 2001, the Company received approximately $1.05 million from private placements of subordinated debt. Of this amount, $290,000 was received from an officer and two directors of the Company. In the first quarter of 2003, the Company repaid the $40,000 received from the officer prior to the scheduled maturity in September 2004. The Company repaid the remaining $250,000 received from the two directors of the Company at the scheduled maturity in September 2004.

Lease Agreements with Dr. Samuel C. Powell

        In March 2001, the Company entered into a 10-year lease of the Burlington, North Carolina production facility for an annual base rent of $197,000, exclusive of operating expenses. In addition, under the lease $600,000 of tenant improvements made to the building by the Company are being amortized over the life of the lease as additional rent. The Company received $300,000 for reimbursement of tenant improvements completed in 2001. Effective February 1, 2003, the Company entered into a month-to-month lease of a warehousing and distribution facility in an adjacent building for a monthly rent of $9,400, exclusive of operating expenses. These facilities have always been owned and leased to the Company by a director of the Company. In 2003, the Company completed additional tenant improvements to the premises of $300,000. In November 2003, the Company amended and restated these leases. Under the terms of the new lease, the original leases have been combined and the term of the new lease has been extended to March 31, 2016, for an annual base rent of $385,725, exclusive of operating expenses, effective January 2004, including amortization of the $600,000 of improvements. In January 2004, the director reimbursed the Company $300,000 for the tenant improvements completed in 2003. The Company believes it is renting these facilities on terms similar to those available from third parties for equivalent premises.

Employment Contract with Dr. Harry G. McCoy

        In October 2000, Dr. McCoy was replaced as Chairman and President of the Company but continued to receive payments as an employee under an employment agreement with the Company. At that time, the Company recorded $600,000 as the estimated amount payable to Dr. McCoy under the employment agreement. The Company and Dr. McCoy disputed the effect of the termination of his employment with the Company. In September 2001, the Company entered into an agreement with Dr. McCoy resolving these issues. The parties agreed to a mutual release of claims. Dr. McCoy resigned his position on the Board of Directors and agreed to serve as an ongoing consultant to the Company. In exchange, the Company agreed to provide Dr. McCoy with a lump sum payment of $250,000, and an additional amount of $250,000 in restricted common stock. In exchange for Dr. McCoy’s ongoing consulting relationship, he receives $35,000 in cash annually through August 2006. The Company also advanced Dr. McCoy $102,500 in cash, subject to a five-year promissory note, representing the amount necessary for Dr. McCoy to exercise his previously held options to 44,000 shares of the Company’s common stock. Dr. McCoy repaid the promissory note in full in 2002.

PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

        On February 7, 2005, the Board of Directors unanimously approved and recommended that MEDTOX Scientifics’ stockholders consider and approve an amendment to the FOURTH Article of MEDTOX Scientifics’ Certificate of Incorporation that would increase the number of shares of authorized Common Stock to 28,000,000 shares with a par value of $0.15 per share.

        The proposed increase in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs and to provide the Board of Directors with the necessary flexibility to issue stock in connection with acquisitions, merger transactions or financings without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed. The additional authorized shares of common stock may be used for such purposes as raising additional capital, the financing of an acquisition or business combination, stock splits and stock dividends. Such shares would, however, be available for issuance without further action by the stockholders, unless required by applicable law. We have no present plans, arrangements, commitments or understanding with respect to the issuance of any of the additional shares of common stock that would be authorized by adoption of the amendment.

        If this Proposal is adopted, the Certificate of Incorporation will be amended soon after the approval to delete the first paragraph of the FOURTH Article and replace the same with the following:

        “FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is TWENTY-EIGHT MILLION FIFTY THOUSAND (28,050,000) shares, TWENTY-EIGHT MILLION (28,000,000) of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and FIFTY THOUSAND (50,000) of which shall be a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences, and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolution providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:"

        Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting of stockholders (assuming a quorum of a majority of the outstanding shares of common stock is present).

The Board of Directors recommends that Stockholders vote FOR Proposal 2.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Company’s independent registered public accounting firm, Deloitte & Touche LLP, will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2004	2003
Audit Fees (a)	$133,000	$99,000
Audit-Related Fees (b)	--	2,000
Tax Fees (c)	72,000	62,000
Other Fees	--	--

Total	$205,000	$163,000

(a)

Includes fees for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and review of other documents filed with the Securities and Exchange Commission.

(b)	Includes fees for the audit of the Company’s employee benefit plan.

(c)	Includes fees for tax compliance services of $52,000 and $37,000 and fees for tax advice of $20,000 and $25,000 in 2004 and 2003, respectively.

        Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

        The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence and has determined that such services are compatible with maintaining Deloitte & Touche LLP’s independence.

OTHER BUSINESS OF THE MEETING

        Management is not aware of any matters to come before the Annual Meeting other than those stated in the Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the Proxy Statement.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the Company’s Annual Meeting of Stockholders in 2006, and which such Stockholder may wish to have included in the Company’s proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company’s principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, not later than December 18, 2005.

        Any proposal, relating to a proper subject, which a Stockholder may wish to present for action at the Company’s Annual Meeting of Stockholders in 2005, whether or not such Stockholder wishes to have such proposal included in the Company’s proxy materials for such meeting, must, pursuant to the Company’s By-laws, be the subject of a written notice delivered to the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company’s principal executive office at 402 West County Road D, St. Paul, Minnesota 55112, at least 45 days prior to the mailing date of the Proxy Statement.

By Order of the Board of Directors,

/s/ Richard J. Braun
Chairman of the Board, President and
Chief Executive Officer

St. Paul, Minnesota
March 28, 2005

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, MEDTOX SCIENTIFIC, INC., 402 WEST COUNTY ROAD D, ST. PAUL, MINNESOTA 55112.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding issues that are filed electronically with the Commission. The address of the web site is http://www.sec.gov.

        The Company’s Common Stock is listed on the American Stock Exchange (the “AMEX”), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following document, which was previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, is incorporated herein by reference:

        The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

        The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement incorporates). Requests for such copies should be directed to MEDTOX Scientific, Inc., Attention: Secretary, 402 West County Road D, St. Paul, Minnesota 55112, (651) 636-7466.

Appendix A

MEDTOX Scientific, Inc.
Audit Committee Report

        In accordance with its written charter adopted by the Board of Directors (“Board”) and as revised on March 10, 2003, which is included in Appendix B, the Audit Committee (“Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2004, the Committee Chair discussed the interim financial information contained in each quarterly earnings announcement with Company management and the independent registered public accounting firm prior to each public release.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent registered public accounting firm, Deloitte & Touche LLP, a formal written statement describing all relationships between Deloitte and Touche LLP and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with Deloitte and Touche LLP any relationships that may impact their objectivity and independence and satisfied itself as to their independence. The Committee reviewed, with the independent registered public accounting firm and management, the audit plan, audit scope, and identification of audit risks.

        The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ending December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. The Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

        Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Date: March 10, 2005

/s/ Robert J. Marzec
Committee Chair

/s/ Robert A. Rudell
Committee Member

/s/ Brian P. Johnson
Committee Member

Appendix B

MEDTOX Scientific, Inc.
MEDTOX AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors, all of whom are all independent of the management of the corporation (as defined by the applicable regulations of the exchange on which the Company’s stock is traded) and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the audit committee shall be able to read and understand financial statements, and at least one member shall have accounting or financial management expertise.

Statement of Policy

o

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent registered public accounting firm, and the financial management of the corporation and to ensure that the independent registered public accounting firm is accountable to both the audit committee and to the board of directors.

Responsibilities

        In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the audit committee will:

o

The committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the auditors regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decision of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

o

Oversee the independence of the independent registered public accounting firm, which shall include, obtaining from the independent registered public accounting firm a formal written statement delineating all relationships between the auditors and the company and actively engaging the auditors in a discussion as to any disclosed activities that may impact the objectivity or independence of the auditors. The audit committee will obtain annually a written statement from the independent registered public accounting firm delineating all relationships between the Company and the independent registered public accounting firm. When necessary the committee shall make recommendations to ensure the auditors independence.

o

Meet with the independent registered public accounting firm auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent registered public accounting firm.

o

Review with the independent registered public accounting firm and the company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.

o

Discuss with the independent registered public accounting firm their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company, particularly about the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates.

o

Discuss with the independent registered public accounting firm critical accounting policies and practices used by the Company, the treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors.

o

Review the financial statements contained in the quarterly report on Form 10-Q and in the annual report to shareholders with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o

Provide the report for the Company’s annual proxy statement required by regulations of the Security and Exchange Commission respecting the activities of audit committee and whether the Committee recommends inclusion of the Company’s audited financial statements in the annual report to be filed with the Commission.

o

Provide sufficient opportunity for the independent registered public accounting firm to communicate directly with the audit committee and to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent registered public accounting firm’s evaluation of the corporation’s financial and accounting personnel, and the cooperation that the independent registered public accounting firm received during the course of the audit.

o	Review accounting and financial human resources and succession planning within the company.

o	Review with the full board of directors any material matters discussed or acted upon by the audit committee during its regular meetings.

o

Investigate any matter brought to its attention within the scope of its duties. The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee may request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

o

Maintain procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal control, or auditing matters, and the confidential, anonymous submissions by employees of the company regarding questionable accounting or auditing matters.

o	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

o	Review at least annually the adequacy of its charter and where necessary make recommendations to the full board of directors for modification of such charter.

        The function of the audit committee is oversight. While the audit committee has responsibility and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. It is also the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations.

Appendix C

MEDTOX Scientific, Inc.
MEDTOX COMPENSATION COMMITTEE CHARTER

Organization

        There shall be a committee of the board of directors to be known as the Compensation Committee. The Compensation Committee shall be composed of at least three directors, all of whom are all independent of the management of the corporation (as defined by the applicable regulations of the exchange on which the Company’s stock is traded) and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Purpose

        The Compensation Committee shall have overall responsibility for establishing and approving compensation, benefit and human resource policies for the Chief Executive Officer, corporate officers, non-employee directors and other key staff as appropriate. Total compensation for the Chief Executive Officer shall be approved annually by a majority vote of the independent, outside directors. As the Committee deems appropriate, it may engage an independent compensation consultant to assist the committee in its review and evaluation of the total compensation design. The Committee shall also identify an appropriate universe of competitive organizations to use as a basis for establishing target levels of total compensation and the balance among salary, bonus, long-term incentives and benefit programs. This competitive universe of companies to consider is a critical step in the design, evaluation and approval of a total compensation plan. The universe must include companies of comparable size, scope and complexity of the Company, industries or businesses that are competitors of the Company, and local companies from which the Company would recruit executives or from which the Company’s executives would be recruited.

Responsibilities

o	Review, evaluate and approve executive compensation philosophy of the Company.

o	Determine total executive compensation (including salary, bonus, long-term incentives and benefits) policy and guiding principles for corporate officers and reviews it annually.

o	Review, evaluate and approve bonus, stock option and/or other long-term incentive plans for corporate officers.

o	Review all components of compensation for outside directors.

o	Review management of retirement, pension, and health and welfare plans established for the Company’s employees.

o	Monitor the performance of investments in which retirement and/or pension assets are invested.

o

Determine appropriate competitive benchmarks (including compensation levels, appropriate balance between short and long-term compensation and suitable competitive universes) for total compensation and benefit plan design for corporate officers.

Appendix D

CHARTER
FOR THE
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
MEDTOX SCIENTIFIC, INC.

Adopted December 2002

        The purposes, responsibilities and duties of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of MEDTOX Scientific, Inc. (the “Company”) shall be as follows:

I.      PURPOSES

        The primary purposes of the Committee are to:

(a)

Be aware of the best practices in corporate governance and develop and recommend to the Board a set of Corporate Governance Principles to govern the Board, its Committees, the Company and its employees in the conduct of the business and affairs of the Company;

(b)	Identify and recommend to the Board individuals qualified to become members of the Board and its committees; and

        The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.     MEMBERSHIP

        The Governance and Nominating Committee shall be comprised of a majority of the independent directors of the Board. A director is not independent if the director:

(a)	Is an employee of the company or of an affiliate, or an immediate family member of a current executive officer;
(b)	Is currently receiving any non-director compensation, or direct or indirect benefit from the Company (excluding benefits under a tax-qualified retirement plan); or
(c)	Is an executive of another entity and any of the Company’s executives serve on that entity’s Compensation Committee.

        The Chair of the Governance and Nominating Committee shall be elected by the Board or if not elected by the Board, then by the majority of the members of the Committee. The Chair of the Governance and Nominating Committee shall conduct the Committee meetings as well as represent the Committee at meetings of the Company’s Board.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve for such terms as are established by the Board or until their successors shall be duly elected and qualified.

III.    MEETINGS

A.     Committee Meetings

        The Committee shall establish its own schedule of meetings. The Chair of the Committee shall have the authority to call meetings of the Committee upon reasonable notice and shall preside at all meetings of the Committee. Meetings of the Committee may be conducted by telephone conference if each of the members may simultaneously hear each other member. A majority of the members of the Committee shall constitute a quorum for the conduct of business and the Committee shall act by majority vote of the quorum. Action of the Committee may be taken without a meeting if unanimous written consent thereto by each of the members of the Committee is given. The Committee shall keep minutes of its meetings and shall provide copies of such minutes and of actions by written consent to the Board and to the Secretary of the Company for placement in the Company’s minute books.

B.     Board Meetings

        A minimum of four regular Board meetings is to be held each year. One meeting is an extended meeting focusing on the long-range strategic operating plan of the Company. The Committee shall determine from time to time the appropriate number of meetings.

        Appropriate officers of the company may be invited by the Chief Executive Officer and Chairman of the Board to attend the general session of all Board meetings.

        Prior to a regular Board meeting, with direction from the Chairman of the Board or Chair of the Corporate Governance Committee and the Chief Executive Officer, an agenda for the meeting and any information or material for review will be sent to the directors. Development of the agenda is the responsibility of the Chairman of the Board, in collaboration with the Chair of the Corporate Governance Committee. Directors may request that additional subjects be placed on the agenda.

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Committee shall:

(a)

Develop and recommend to the Board for its approval a set of Corporate Governance Principles that are consistent with generally accepted best practices in corporate governance and that are believed by the Committee to be in the best interests of the shareholders of the Company;

(b)	Review the Board’s and the Company’s corporate governance policies and practices, at least annually, to assure compliance with the Corporate Governance Principles;
(c)

Periodically review the Corporate Governance Principles and recommend to the Board for its approval such additions or changes that the Committee determines to be necessary or advisable to meet changing circumstances, developments in the law, or developments in corporate governance practices;

(d)	Develop, implement and administer a process whereby the Chief Executive Officer provides an annual report to the Board on management depth and development;
(e)	Review the outside board activities of the Chief Executive Officer and the direct reports to the Chief Executive Officer;
(f)	Identify, review and recommend to the Board for its approval individuals qualified to become members of the Board and its committees;
(g)	Oversee the organization, membership and evaluation of the Board and its Committees;

(h)	Sponsor and promote continuing education in board governance for members of the Board;
(i)	Report regularly to the Board with regard to action taken by the Committee and any issues that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder;
(j)

Retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee.

V.     FUNDING OF THE COMMITTEE’S FUNCTIONS BY THE COMPANY

        The Company shall provide for appropriate funding for the Committee, in its capacity as a committee of the Board, in such amounts as may be determined by the Committee, for payment of compensation to any advisors engaged by the Committee in connection with the fulfillment by the Committee of its responsibilities and duties hereunder.

Appendix E

MEDTOX SCIENTIFIC, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2005

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of MEDTOX Scientific, Inc. (the “Company”) hereby appoints Richard J. Braun and Kevin J. Wiersma, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of MEDTOX Scientific, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Courtyard Marriott, located at 225 Third Avenue South, Minneapolis, Minnesota on or about Thursday, April 28, 2005, at 3:30 P.M., Central Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

MEDTOX SCIENTIFIC, INC.

April 28, 2005

 Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 \/    Please detach along perforated line and mail in the envelope provided.    \/

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				☐FOR ☐ AGAINST ☐ ABSTAIN
1.	Election of Director:		2.	The adoption of an Amendment to the Certificate of Incorporation to increase the number of shares of authorized Common Stock as set forth in the Proxy Statement.
		NOMINEE:
☐	FOR THE NOMINEE	Richard J. Braun	3.	Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.
☐	WITHHOLD AUTHORITY FOR THE NOMINEE		This Proxy will be voted for the choices specified. If no choice is specified with respect to the election of the Director, this Proxy will be voted FOR the election of the Director listed. If no choice is specified for Proposal 2, this Proxy will be voted FOR Proposal 2.
			The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 28, 2005.
			PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	Please check box if you intend to attend the meeting in person. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.